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                                                                    EXHIBIT 10.3


                                OPTION AGREEMENT

                         VALUEVISION INTERNATIONAL, INC.

                                       TO

                                 STUART GOLDFARB


         OPTION AGREEMENT made as of the 28th day of July, 1999, between ValueVision International, Inc., a Minnesota corporation ("ValueVision"), Stuart Goldfarb, an employee of ValueVision ("Employee").

         WHEREAS, ValueVision desires, by affording Employee an opportunity to purchase its shares of Common Stock, $0.01 par value ("Shares"), as hereinafter provided, to carry out the resolutions of the Board of Directors of ValueVision granting a non-qualified stock option to Employee as partial compensation for his efforts on behalf of ValueVision as an employee.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Option. ValueVision hereby irrevocably grants to Employee the right and option, hereinafter called the Option, to purchase all or any part of an aggregate of two hundred thousand (200,000) Shares (such number being subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth.

         2. Purchase Price. The purchase price of the Shares covered by the Option shall be $24.00, which is equal to the last price on the NASDAQ System of one share of ValueVision's Common Stock on the last trade date prior to the date hereof day first written above.


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         3. Exercise of Option. The right to exercise the Option in whole or in part, shall be effective, except as otherwise specifically limited herein, as follows: on and after July 28, 1999, Employee may purchase up to 66,666 Shares; and on and after July 28, 2000, Employee may purchase up to an additional 66,667 Shares; and on and after July 28, 2001, Employee may purchase up to an additional 66,667 Shares. Each of the rights to purchase Shares granted in the preceding sentence shall expire five (5) years after the right to purchase the Shares became effective, except as otherwise specifically limited herein. The purchase price of Shares acquired through exercise of any part of the Option shall be paid in full in cash at the time of exercise. Employee, as holder of the Option, shall not have any of the rights of a Shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of all or any part of the Option.

         4. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of Employee, only by Employee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

         5. Exercise Upon Termination. If Employee ceases to serve as an employee of ValueVision, while the Option remains in effect, whether as a result of resignation or termination,




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with or without cause, the Option may only be exercised (to the extent that
Employee shall have been entitled to do so on the last day in which he served as an employee of ValueVision) by Employee at anytime within ninety (90) days of the day in which he ceased to serve as an employee of ValueVision. Upon the expiration of such ninety (90) day period, or, if earlier, upon the expiration date of the Option as set forth in Paragraph 3 hereof, the Option shall become null and void.

         6. Exercise Upon Death. If Employee dies while the Option remains in effect, with or without cause, the Option may be exercised (to the extent that Employee shall have been entitled to do so on the day of his death) by the legatee or legatees of Employee under his will, or by his personal representatives or distributees, at anytime within ninety (90) days after his death. Upon the expiration of such ninety (90) day period, or, if earlier, upon the expiration date of the Option as set forth in Paragraph 3 hereof, the Option shall become null and void.

         7. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any Share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which Shares of any class shall be issued in respect of outstanding Shares, or Shares shall be changed into the same or a different number of Shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of Shares which, if Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per Share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such shared dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of Shares,



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separations, reorganizations, or liquidations; provided, however, that no fractional Share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional Share not issued.

         8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may only be exercised by written notice to ValueVision. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or person so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full purchase price of such Shares, in which event ValueVision shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received; or (b) fix a date (not less than five (5) nor more than ten (10) business days from the date such notice shall be received by ValueVision) for the payment of the full purchase price of such Shares against delivery of a certificate or certificates representing such Shares. Payment of such purchase price shall, in either case, be made by wire transfer or certified or cashier's check payable to the order of ValueVision. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         9. Immediate Acceleration of Options Upon Change in Control. Notwithstanding any provision contained herein, or any other agreement relating hereto to the contrary, the Option granted hereby will become exercisable immediately in accordance with section 4.d. of that certain Employment Agreement dated July 28, 1999 between Valuevision and Employee, unless and to the extent that the exercise of the Option would result in the application of the provisions of Section 280G of the Internal Revenue Code of 1986, as amended.





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         10. Investment Certificate and Registration. Prior to the receipt of the certificates pursuant to the exercise of the Option granted hereunder, Employee shall agree to hold the Shares acquired by exercise of the Option for investment and not with a view to resale or distribution thereof to the public, and shall deliver to ValueVision a certificate to that effect. Nothing in this Agreement shall require ValueVision to register the Option or the Shares purchased upon the exercise of said Option.

         11. General. ValueVision shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement. This Option shall be construed in accordance with the laws of the State of Minnesota.

                         [signatures on following page]






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         IN WITNESS WHEREOF, ValueVision and Employee have executed this
Agreement as of the date first written above.


                                            VALUEVISION INTERNATIONAL, INC.


                                            By  /s/ Gene McCaffery
                                              ----------------------------------
                                              Gene McCaffery,
                                               Chief Executive Officer

                                            Employee:

                                                /s/ Stuart Goldfarb
                                            ------------------------------------
                                            Stuart Goldfarb